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                                                                    EXHIBIT 99.1

                           ISIS PHARMACEUTICALS, INC.

           EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS AGREEMENT

        In consideration of my employment or continued employment by Isis Pharmaceuticals, Inc., (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

        1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Confidential Information (defined below), except as such disclosure, use or publication may be required by the Company in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will not make any permitted disclosure, use or publication unless such disclosure, use or publication is in strict compliance with the Company's publication and presentation clearance policy. I will not export, directly or indirectly, any Company products, any direct product thereof, or any related technical data in violation of the United States Department of Commerce's Export Administration Regulations.

        The term "Confidential Information" will mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Confidential Information" includes (a) inventions, mask works, trade secrets, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; as well as information regarding the skills and compensation of other employees of the Company.

        2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (except as required to be disclosed in connection with my work for the Company) Third Party Information unless expressly authorized by an officer of the Company in writing. I will not make any permitted disclosures unless such disclosure is in strict compliance with the Company's publication and presentation clearance policy.



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3.      ASSIGNMENT OF INVENTIONS

                3.1 ASSIGNMENT

                        (a) I hereby assign to the Company all my right, title and interest throughout the world in and to any and all Inventions (and all patent rights, copyrights, and all other rights in connection therewith, hereinafter referred to as "Proprietary Rights") whether or not patentable or registrable under patent, copyright, trademark or similar statutes (together with the goodwill associated therewith), made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company or within 1 year after termination of my employment, which relate to any Company Invention or to any work performed by me while I was employed by the Company. Inventions assigned to the Company by this Paragraph 3 are hereinafter referred to as "Company Inventions." I agree, upon request, to execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee.

                        (b) If I am employed by the Company in the State of California, I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

                                (i) Any provision in an employment agreement
which provides that an employee will assign, or offer to assign, any of his or her rights in an invention to his or her employer will not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                                        (1) Relate at the time of conception or
reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                                        (2) Result from any work performed by
the employee for the employer.

                                (ii) To the extent a provision in an employment
agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.

                3.2 GOVERNMENT. I also agree to assign all my right, title and interest in and to any and all Company Inventions to the United States of America, if such is required to be assigned by a contract between the Company and United States of America or any of its agencies.




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                3.3 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment as well as those works made by me within 1 year after termination of my employment which relate to any work made by me while I was employed by the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

        4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries will continue beyond the termination of my employment, but the Company will compensate me at a reasonable rate after my termination for the time actually spent by me if the Company requests such assistance.

        I hereby waive and transfer to the Company, any and all claims, of any nature whatsoever, which I now or may hereafter have, for infringement of any Proprietary Rights assigned hereunder to the Company.

        5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment, I will promptly disclose all Company Inventions to the Company fully and in writing and will hold such Company Inventions in trust for the sole right and benefit of the Company. In addition, after termination of my employment, I will disclose all patent applications filed by me within a year after termination of employment which relate to any Company Invention or to any work performed by me while I was employed by Company.

        6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth in Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that all such Inventions have not been listed for that reason.

        7. ADDITIONAL ACTIVITIES.

        (a) I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business




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activity other than for the Company. Additionally, during the period of my employment by the Company and for 1 year after the date of termination of my employment with the Company I will not induce any employee of the Company to leave the employ of the Company.

        (b) I acknowledge that the Company has developed, through an extensive acquisition process, valuable information regarding actual or prospective partners, licensors, licensees, clients, customers and accounts of the Company ("Trade Secret Information"). I further acknowledge that my use of such Trade Secret Information after the termination of my employment would cause the Company irreparable harm. Therefore, I agree that I will not use Trade Secret Information to solicit the business relationship or patronage of any of the actual or prospective partners, licensors, licensees, clients, customers or accounts of the Company.

        8. NO IMPROPER USE OF MATERIALS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

        9. NO CONFLICTING OBLIGATION. I represent that my performance (a) of all the terms of this Agreement and (b) as an employee of the Company, does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I will not enter into, any agreement that conflicts with this Agreement.

        10. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all laboratory notebooks, conception notebooks, drawings, notes, memoranda, specifications, devices, formulas, molecules, cells, storage media, including software and documents, including any computer printouts, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Confidential Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

        11. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Confidential Information of the Company, the Company will have the right to enforce this




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Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

        12. NOTICES. Any notices required or permitted hereunder will be given to me at the address specified below or at such other address as I will specify in writing. Such notice will be deemed given upon personal delivery to the appropriate address, or by facsimile transmission (receipt verified and with confirmation copy following by another permitted method), telexed, sent by express courier service, or, if sent by certified or registered mail, three days after the date of mailing.

        13. GENERAL PROVISIONS

                13.1 GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of California.

                13.2 ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

                13.3 SEVERABILITY. If any of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

                13.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                13.5 SURVIVAL. The provisions of this Agreement will survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                13.6 EMPLOYMENT. I agree and understand that nothing in this Agreement will confer any right with respect to continuation of employment by the Company, nor will it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.




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                13.7 WAIVER. No waiver by the Company of any breach of this
Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

        This Agreement will be effective as of the first day of my employment with the Company, namely: _________________, 19____.

        I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:
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                                        Signature

                                        ----------------------------------------
                                        Name of Employee

                               Address
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

ACCEPTED AND AGREED TO:

Isis Pharmaceuticals, Inc.

By:
   ---------------------------------
   Signature

   ---------------------------------
   Printed Name

   ---------------------------------
   Title



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                                    EXHIBIT A

ISIS PHARMACEUTICALS, INC.
2292 FARADAY AVENUE
CARLSBAD, CALIFORNIA 92008

        1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Isis Pharmaceuticals, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        [ ]  No inventions or improvements.             [ ]  See below:


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        [ ] Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

        [ ] Additional sheets attached.

        2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

        [ ] No material                          [ ]  See below:


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        [ ] Additional sheets attached.

Dated:
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      ------------------------------
      Employee




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